UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



	                           FORM 8-K

	                       CURRENT REPORT
	            Pursuant to Section 13 or 15 (d) of the
	               Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                       April 27, 2006 (April 25, 2006)



	                       Thomas Nelson, Inc.
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	        (Exact Name of Registrant as Specified in Charter)


      Tennessee                  1-13788                    62-0679364
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  (State or other        (Commission File Number)        (I.R.S. Employer
  Jurisdiction of                                        Identification No.)
  Incorporation)


               501 Nelson Place
               Nashville, Tennessee                  37214-1000
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              (Address of Principal                  (Zip Code)
                Executive Offices)

                                 Not Applicable
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         (Former name or former address, if changed, since last report)


Registrant's telephone number, including area code:  615/889-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                          TABLE OF CONTENTS

Item 1.01.  Entry into a Material Definitive Agreement
SIGNATURE

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Item 1.01.  Entry into a Material Definitive Agreement.

     Thomas Nelson, Inc. (the "Company") has reached an agreement with the United States Department of the Treasury - Internal Revenue Service ("IRS") regarding a proposed assessment of federal income tax. The assessment relates primarily to the Company's disposition of the business of its former subsidiary, C.R. Gibson. The agreement is subject to review by the Joint Committee on Taxation of the United States Congress and will not become final until such review is completed and the agreement finally approved.

     As previously disclosed in the Company's periodic reports filed with the Securities and Exchange Commission, the Company received a federal income tax refund of $18.7 million in April 2003. This tax refund was related to the recognition of a loss on disposal of the Company's C.R. Gibson gift operations. The Company also reduced subsequent income tax payments by approximately
$3.5 million related to tax losses recognized on the disposal of C.R. Gibson. The tax refund and the related reductions in subsequent tax payments were reported by the Company as a non-current tax liability, pending resolution of these matters with the taxing authorities.

     On April 25, 2006, the Company entered into an agreement with the IRS to settle all issues related to the proposed assessment and agreed to pay approximately $7.9 million in tax, together with interest thereon as provided by law (accrued interest as of April 25, 2006 was estimated at approximately $1.5 million). The agreed-upon assessment primarily reflects a correction in the basis calculation of C.R. Gibson's common stock purchased by the Company. The assessment, which previously had been reported as a non-current tax liability, has now been reclassified as a current tax liability. The agreement is subject to review by the Joint Committee on Taxation as noted above. If the agreement is finally approved, the amount reported by the Company in excess of the agreed assessment will be recorded as income from discontinued operations. No assurance can be given that the agreement will be finally approved.



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                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THOMAS NELSON, INC.


                                   By: /s/ Joe L. Powers
                                       -----------------------------
                                   Name:   Joe L. Powers
                                   Title:  Executive Vice President,
                                           Secretary and Chief Financial Officer


Date:  April 27, 2006

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